UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND XI, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-21560	59-3078854
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, CNL Income Fund XI, Ltd. (“the Partnership”) identified for sale its property in Dothan, Alabama.

In December 2003, the Financial Accounting Standards Board issued a revision to FASB Interpretation No. 46 (originally issued in January 2003) (“FIN 46R”), “Consolidation of Variable Interest Entities” requiring existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries. The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, Ashland Joint Venture and Des Moines Joint Venture, which had been accounted for under the equity method.

This Form 8-K is being filed to reflect the impact of the 2004 planned sale of the property listed above as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), as well as the retroactive application of FIN 46R.

In compliance with FAS 144, the Partnership has reported revenues and expenses from the property listed above as income from discontinued operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

In compliance with FIN 46R, the Partnership has accounted for its interests in Ashland Joint Venture and Des Moines Joint Venture using the consolidation method for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to discontinued operations as required by FAS 144 subsequent to the identification for sale of properties and the consolidation of variable interest entities by their primary beneficiaries as required by FIN 46R, are required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8, 15 (a)(1), and 15 (a)(2) (Schedule III and Notes to Schedule III only) of the Partnership’s Form 10-K for the year ended December 31, 2003 to reflect the property identified for sale during 2004 as discontinued operations and to account for the Partnership’s interests in Ashland Joint Venture and Des Moines Joint Venture using the consolidation method, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number

Selected Financial Data	3

Management’s Discussion and Analysis of Financial Condition and Results of Operation	4-12

Financial Statements and Financial Statement Schedules	12-39

Signatures	40

Item 6.	Selected Financial Data

	2003	2002	2001	2000	1999
Year ended December 31:
Continuing Operations (4):
Revenues	$3,245,587	$3,391,149	$3,167,161	$3,310,504	$3,337,253
Equity in earnings (loss) of unconsolidated joint ventures	307,421	431,078	(268,093)	138,500	141,291
Income from continuing operations (1)	2,519,762	2,843,048	1,453,761	2,529,321	2,490,284
Discontinued Operations (4):
Revenues	355,017	755,091	637,491	665,046	747,649
Income from and gain on disposal of discontinued operations (2)	680,687	1,471,078	273,555	565,142	651,490
Net income	3,200,449	4,314,126	1,727,316	3,094,463	3,141,774
Income per unit:
Continuing operations	$0.63	$0.71	$0.36	$0.63	$0.62
Discontinued operations	0.17	0.37	0.07	0.14	0.17

	$0.80	$1.08	$0.43	$0.77	$0.79

Cash distributions declared (3)	$3,500,024	$3,700,024	$3,500,024	$3,500,024	$3,500,024
Cash distributions declared per unit (3)	0.88	0.93	0.88	0.88	0.88
At December 31:
Total assets	$34,567,305	$35,057,459	$34,051,486	$35,847,245	$36,436,883
Partners’ capital	32,235,620	32,535,195	31,921,093	33,693,801	34,099,362

(1)	Income from continuing operations for the year ended December 31, 2001, includes approximately $8,600 from gains on sale of assets. Income from continuing operations for the years ended December 31, 2003, 2001, and 2000 includes approximately $67,700, $407,400, and $34,500, respectively, for provisions for write-down of assets.

(2)	Income from and gain on disposal of discontinued operations for the years ended December 31, 2003 and 2002 includes gains on sale of discontinued operations of approximately $378,000 and $943,100, respectively. Income from and gain on disposal of discontinued operations for the years ended December 31, 2003, 2001, and 2000 includes approximately $41,200, $247,000, and $26,000, respectively, for provisions for write-down of assets.

(3)	Distributions for the year ended December 31, 2002 include a special distribution to the Limited Partners of $200,000, which represented cumulative excess operating reserves.

(4)	Certain items in the prior years’ financial data have been reclassified to conform to the 2003 presentation. This reclassification had no effect on net income. The results of operations relating to Properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to Properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

The above selected financial data should be read in conjunction with the financial statements and related notes contained in Item 8 hereof.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on August 20, 1991, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), which are leased primarily to operators of national and regional fast-food and family-style restaurant chains (the “Restaurant Chains”). The leases are triple-net leases, with the lessees generally responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $45,600 to $218,100. The majority of the leases provide for percentage rent, based on sales in excess of a specified amount. In addition, some of the leases provide that, commencing in specified lease years (generally the sixth lease year), the annual base rent required under the terms of the lease will increase.

As of December 31, 2001, the Partnership owned 34 Properties directly and six Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2002, the Partnership owned 32 Properties directly and eight Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2003, the Partnership owned 31 Properties directly and ten Properties indirectly through joint venture or tenancy in common arrangements.

Capital Resources

Cash from operating activities was $3,858,257, $4,226,366, and $3,338,941, for the years ended December 31, 2003, 2002, and 2001, respectively. The decrease in cash from operating activities during 2003, as compared to 2002, and the increase in cash from operating activities during 2002, as compared to 2001, resulted from changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses, and changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

During 2001, the Partnership and CNL Income Fund VI, Ltd., a Florida limited partnership and affiliate of the General Partners, as tenants-in-common, sold the Property in Round Rock, Texas and received net sales proceeds of approximately $1,510,700, resulting in a gain on sale of assets, to the tenancy-in-common, of approximately $123,900. The Partnership owned a 23% interest in this Property and received approximately $345,000 as a liquidating distribution representing its pro-rata share of the net sales proceeds. In addition, during 2001, the Partnership sold its Property in Sebring, Florida to the tenant and received net sales proceeds of approximately $1,029,000, resulting in a gain on sale of assets of approximately $8,600. During 2001, the Partnership reinvested approximately $1,376,800 of these net sales proceeds and the liquidation proceeds received from the sale of the Property in Round Rock, Texas, in a Property in Houston, Texas.

During 2002, the Partnership sold its Properties in Columbus, Ohio and East Detroit, Michigan, to the tenant and received net sales proceeds of approximately $1,734,400, resulting in a gain on disposal of discontinued operations of approximately $442,100. During 2002, the Partnership reinvested the majority of these net sales proceeds in a Property in Universal City, Texas and one in Schertz, Texas, each as a separate tenants-in-common arrangement with CNL Income Fund VI, Ltd. The Partnership and CNL Income Fund VI, Ltd. entered into agreements whereby each co-tenant will share in the profits and losses of each Property in proportion to its applicable percentage interest. The Partnership contributed approximately $897,200 and $942,500 for an 85.8% and a 90.5% interest, respectively, in these Properties. In addition, during 2002, Ashland Joint Venture, in which the Partnership owns a 62.16% interest and accounts for under the consolidation method, sold its Property in Ashland, New Hampshire to the tenant and received net sales proceeds of approximately $1,472,900, resulting in a gain on disposal of discontinued operations of approximately $500,900. During 2002, the joint venture reinvested the majority of these net sales proceeds in a Property in San Antonio, Texas.

The acquisitions of the Properties in Houston, Universal City, Schertz, and San Antonio, Texas, from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Partnership. The purchase prices paid by the Partnership represented the costs incurred by CNL Funding 2001-A, LP to acquire the Properties.

In August 2002, the Partnership received a parcel of land adjacent to its Property in Roswell, New Mexico from the tenant of this Property in payment for approximately $32,500 of rental revenues owed. The parcel of land is developed as a parking lot which is contiguous to the parking lot of the Partnership’s Property. The Partnership accounted for this transaction as a non-monetary exchange of assets at their fair value. No gain or loss was recognized on this transaction.

During 2003, the Partnership sold its Property in Abilene, Texas to the tenant and received net sales proceeds of approximately $931,900, resulting in a gain on disposal of discontinued operations of approximately $378,000. The Partnership reinvested the majority of these proceeds in a Property in Dalton, Georgia with CNL Income Fund VI, Ltd., CNL Income Fund XV, Ltd., and CNL Income Fund XVI, Ltd., and in a Property in Hoover, Alabama with CNL Income Fund XVI, Ltd., each as tenants-in-common. The Partnership contributed approximately $722,000 and $325,700 to the Properties in Dalton, Georgia and Hoover, Alabama, respectively, and has committed to fund up to an additional $246,300 for additional construction costs relating to the Property in Hoover, Alabama. The Partnership owns a 38% and a 26% interest in the Properties in Dalton, Georgia and Hoover, Alabama, respectively. Each of the CNL Income Funds is a Florida limited partnership and an affiliate of the General Partners.

None of the Properties owned by the Partnership, or the joint ventures or tenancy in common arrangements in which the Partnership owns an interest, is or may be encumbered. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners. The Partnership will not borrow under arrangements that would make the Limited Partners liable to creditors of the Partnership. The General Partners further have represented that they will use their reasonable efforts to structure any borrowing so that it will not constitute “acquisition indebtedness” for federal income tax purposes and also will limit the Partnership’s outstanding indebtedness to three percent of the aggregate adjusted tax basis of its Properties. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $1,682,358 in cash and cash equivalents, as compared to $1,777,199 at December 31, 2002. At December 31, 2003, these funds were held in demand deposit accounts at commercial banks, money market accounts and certificates of deposit with less than a 90-day maturity date. The decrease in cash and cash equivalents at December 31, 2003, as compared to December 31, 2002, was a result of the Partnership paying to the Limited Partners, the special distribution of cumulative excess operating reserves that was accrued for as of December 31, 2002. As of December 31, 2003, the average interest rate earned on the rental income deposited in demand deposit accounts at commercial banks, money market accounts and certificates of deposit with less than a 90-day maturity date, was less than one percent annually. The funds remaining at December 31, 2003, after the payment of distributions and other liabilities will be used to fund additional construction costs and to meet the Partnership’s working capital needs.

In 2004, the Partnership sold its Properties in Lynchburg, Virginia; Cullman, Alabama; and Huntersville, North Carolina, each to a third party and received total net sales proceeds of approximately $3,041,180, resulting in a total gain on disposal of discontinued operations of approximately $619,400. The Partnership expects to either reinvest these proceeds in additional Properties or use the proceeds to pay liabilities of the Partnership.

Short-Term Liquidity

The Partnership’s investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate net cash flow in excess of operating expenses.

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners believe that the Partnership has sufficient working capital reserves at this time. In addition, because all leases of the Partnership’s Properties are generally on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs.

The Partnership generally distributes cash from operations remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based on cash from operations, and for the year ended December 31, 2002, cumulative excess operating reserves, the Partnership declared distributions to the Limited Partners of $3,500,024, $3,700,024, and $3,500,024, for the years ended December 31, 2003, 2002, and 2001, respectively. This represents distributions of $0.88, $0.93, and $0.88 per Unit for the years ended December 31, 2003, 2002, and 2001, respectively. During the quarter ended December 31, 2002, the Partnership declared a special distribution to the Limited Partners of $200,000, which represented cumulative excess operating reserves. This special distribution was effectively a return of a portion of the Limited Partners’ investment, although in accordance with the partnership agreement, the total amount was applied toward the limited partners’ 10% Preferred Return. No amounts distributed to the Limited Partners for the years ended December 31, 2003, 2002, and 2001 are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners’ return on their adjusted capital contributions. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002, and 2001.

As of December 31, 2003 and 2002, the Partnership owed $16,161 and $20,139, respectively, to affiliates for operating expenses, accounting and administrative services, and management fees. As of March 12, 2004, the Partnership had reimbursed the affiliates for these amounts. Other liabilities, including distributions payable, were $1,105,611 at December 31, 2003, as compared to $1,267,358 at December 31, 2002. The General Partners believe that the Partnership has sufficient cash on hand to meet its current working capital needs.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

In October 2003, the Partnership entered into an agreement to sell the Property in Lynchburg, Virginia. The Partnership sold this Property in January 2004. In December 2003, the Partnership entered into an agreement to sell the Property in Cullman, Alabama. The Partnership sold this Property in February 2004.

In December 2003, the Partnership and CNL Income Fund XVI, Ltd., as tenants-in-common, purchased a Property in Hoover, Alabama. The Partnership contributed approximately $325,700 to acquire the land and has committed to fund up to an additional $246,300 for construction costs relating to this Property. The Partnership owns a 26% interest in this Property.

The Partnership has no contingent liabilities.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for as using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of the year ended December 31, 2003 to the year ended December 31, 2002

Rental revenues from continuing operations were $3,041,464 for the year ended December 31, 2003, as compared to $3,079,277 during the same period of 2002. Rental revenues from continuing operations were lower during the year ended December 31, 2003, as compared to the same period of 2002, because the Partnership provided a rent reduction to the tenant of the Property in Yelm, Washington when the tenant experienced financial difficulties in 2002. In March 2003, the Partnership executed a termination of the tenant’s lease rights, and the tenant surrendered the premises. The restaurant operated under a temporary lease agreement with a new tenant until October 2003 when the Partnership entered into a new lease with terms substantially the same as the Partnership’s other leases.

Rental revenues from continuing operations were also lower during 2003, because the Partnership stopped recording rental revenues relating to the Property in Dayton, Ohio when the tenant experienced financial difficulties. During the third and fourth quarters of 2003, the Partnership collected and recognized as revenues a portion of these past due rents. In addition, Denver Joint Venture, in which the Partnership owns an 85% interest and accounts for under the consolidation method, also stopped recording rental revenues when the tenant of the Property owned by this joint venture experienced financial difficulties.

In April 2003, a tenant, The Melodie Corporation, filed for bankruptcy. The tenant has neither affirmed nor rejected the one lease it has with the Partnership. Subsequent to the tenant filing for bankruptcy, the Partnership has continued receiving rental payments relating to this lease.

During the year ended December 31, 2003, the Partnership also earned $194,576 in contingent rental income, as compared to $294,892 during the same period of 2002. The decrease in contingent rental income during 2003 was primarily attributable to a decrease in the reported gross sales of certain restaurant Properties, the leases of which require the payment of contingent rental income. The decrease in contingent rental income during 2003 was also due to the Partnership recording lower contingent rental income relating to the Properties in Dayton, Ohio and Roswell, New Mexico, whose tenants experienced financial difficulties.

The Partnership also earned $307,421 in income attributable to net income earned by unconsolidated joint ventures during the year ended December 31, 2003, as compared to $431,078 during the same period of 2002. Net income earned by unconsolidated joint ventures was higher during 2002 because the Partnership and an affiliate of the General Partners, as tenants-in-common, collected and recognized as income approximately $307,700 in past due amounts relating to the Property in Corpus Christi, Texas that was formerly leased by Phoenix Restaurant Group, Inc. (“PRG”). The Partnership owns a 72.58% interest in this Property. In October 2001, PRG filed for bankruptcy. During 2002, the bankruptcy court assigned this lease to a new tenant and all other lease terms remained the same. The new tenant is a Delaware limited liability company and an affiliate of the General Partners.

The decrease in net income earned by unconsolidated joint ventures during 2003 was partially offset by the Partnership reinvesting the majority of the net sales proceeds from the sales of the Properties in Columbus, Ohio and East Detroit, Michigan, in two Properties, one in Universal City and the other in Schertz, Texas in June 2002. Each Property is held as a separate tenancy-in-common arrangement with CNL Income Fund VI, Ltd. In addition, the decrease was partially offset by the Partnership reinvesting a portion of the net sales proceeds from the sale of the Property in Abilene, Texas in a Property in Dalton, Georgia, as tenants-in-common with affiliates of the General Partners, as described above.

During 2003, four lessees (or groups of affiliated lessees) of the Partnership and its consolidated joint ventures, Jack in the Box Inc., Golden Corral Corporation, Denny’s Corporation, and Texas Taco Cabana, LP each contributed more than 10% of total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures, and the Partnership’s share of total rental revenues from Properties owned by unconsolidated joint ventures and Properties owned with affiliates of the General Partners as tenants-in-common). As of December 31, 2003, Jack in the Box Inc. was the lessee under leases relating to eight restaurants, Golden Corral Corporation was the lessee under leases relating to three restaurants, Denny’s Corporation was the lessee under leases relating to six restaurants, and Texas Taco Cabana, LP was the lessee under leases relating to four restaurants. It is anticipated that, based on the minimum rental payments required by the leases, these four lessees (or groups of affiliated lessees) will each continue to contribute more than 10% of total rental revenues in 2004. In addition, five Restaurant Chains, Jack in the Box, Burger King, Golden Corral, Denny’s, and Taco Cabana each accounted for more than 10% of total rental revenues during 2003 (including total rental revenues from the Partnership’s consolidated joint ventures, and the Partnership’s share of total rental revenues from Properties owned by unconsolidated joint ventures and Properties owned with affiliates of the General Partners as tenants-in-common). In 2004, it is anticipated that Jack in the Box, Burger King, Golden Corral, and Taco Cabana will each continue to account for more than 10% of the total rental revenues to which the Partnership is entitled under the terms of the leases. Any failure of these lessees or Restaurant Chains will materially affect the Partnership’s operating results if the Partnership is not able to re-lease the Properties in a timely manner.

During the year ended December 31, 2003, the Partnership and its consolidated joint ventures earned $9,547 in interest and other income, as compared to $16,980 during the same period of 2002.

Operating expenses, including depreciation expense and provision for write-down of assets, were $920,834 during the year ended December 31, 2003, as compared to $876,231 for the same period of 2002. The increase in operating expenses during the year ended December 31, 2003, as compared to the same period of 2002, was a result of the Partnership recording a provision for write-down of assets of approximately $67,700 relating to the Property in Yelm, Washington. The provision represented the difference between the net carrying value of the Property and its estimated fair value. The tenant of this Property experienced financial difficulties. The Partnership entered into a new lease for this Property in October 2003, as described above. The increase in operating expenses during 2003 was also partially due to an increase in depreciation expense relating to the Property in Yelm, Washington. The asset relating to this Property was reclassified from net investment in direct financing leases to real estate properties with operating leases when the tenant surrendered the premises in March 2003.

The increase in operating expenses during 2003 was partially offset by a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties and a decrease in property related expenses. Property related expenses were higher during 2002 because the Partnership elected to reimburse the tenant of the Properties in Oklahoma City, Oklahoma and McAllen, Texas for certain renovation costs.

During the year ended December 31, 2002, the Partnership identified and sold two Properties that were classified as Discontinued Operations in the accompanying financial statements. During 2003, the Partnership identified for sale four additional Properties that were classified as Discontinued Operations in the accompanying financial statements. In March 2003, the Partnership sold the Property in Abilene, Texas. The Partnership reclassified the assets relating to the Properties in Lynchburg, Virginia; Cullman, Alabama; and Huntersville, North Carolina to real estate held for sale. The reclassified assets were recorded at the lower of their carrying amount or fair value, less cost to sell, which resulted in the Partnership recording a provision for write-down of assets of approximately $41,200 relating to the property in Lynchburg, Virginia. The provision represented the difference between the net carrying value of the property and its estimated fair value. The Partnership recognized net rental income (rental revenues less Property related expenses and provision for write-down of assets) of $624,406, during the year ended December 31, 2002, relating to these Properties. Rental revenues during 2002 included approximately $158,000 of past due rents relating to the Property in Abilene, Texas, that the Partnership received and recognized as income. This Property was formerly leased by PRG. In October 2001, PRG filed for bankruptcy and the Partnership stopped recording rental revenues relating to this Property. During 2002, the bankruptcy court assigned the lease relating to this Property to a new tenant and all other lease terms remained the same. In June 2002, the Partnership sold the Properties in Columbus, Ohio and East Detroit, Michigan to the tenant resulting in a gain on disposal of discontinued operations of approximately $442,100. The Partnership recognized net rental income of $233,093 during the year ended December 31, 2003, relating to the Properties not sold during 2002. In March 2003, the Partnership sold the Property in Abilene, Texas, resulting in a gain on disposal of discontinued operations of approximately $378,000. In 2004, the Partnership sold its Properties in Lynchburg, Virginia; Cullman, Alabama; and Huntersville, North Carolina resulting in a total gain on disposal of discontinued operations of approximately $619,400.

The Partnership recognized income from discontinued operations (rental revenues less property related expenses) of $69,633 and $71,055 during the years ended December 31, 2003 and 2002, respectively, relating to one property, in Dothan, Alabama, that was identified for sale during the nine months ended September 30, 2004. The financial results for this property are reflected as discontinued operations in the accompanying financial statements.

During the year ended December 31, 2002, Ashland Joint Venture, in which the Partnership owns a 62.16% interest and accounts for under the consolidation method, identified and sold the Property in Ashland, New Hampshire, resulting in a gain on disposal of discontinued operations of approximately $500,900. The Partnership recognized income from discontinued operations (rental revenues less property related expenses) of $35,560 during the year ended December 31, 2002 relating to this Property. The financial results of this Property are reflected as Discontinued Operations in the accompanying financial statements.

Comparison of the year ended December 31, 2002 to the year ended December 31, 2001

Rental revenues from continuing operations were $3,079,277 for the year ended December 31, 2002, as compared to $2,874,377 for the year ended December 31, 2001. Rental revenues from continuing operations were lower during 2001, because PRG, the tenant of the Denny’s Property in Avon, Colorado, experienced financial difficulties and ceased paying rent in 2001. As a result, the Partnership stopped recognizing rental revenues relating to this Property. In October 2001, PRG filed for Chapter 11 bankruptcy protection. The Partnership received rental payments relating to this Property from the bankruptcy date through May 2002. In May 2002, the bankruptcy court assigned the lease to a new tenant, CherryDen, LLC, an affiliate of the General Partners. All other lease terms remained unchanged and are substantially the same as the Partnership’s other leases.

The increase in rental revenues from continuing operations during the year ended December 31, 2002, as compared to the same period in 2001, was also partially due to the 2001 acquisition of a Property in Houston, Texas. The increase in rental revenues from continuing operations during the year ended December 31, 2002 was partially offset by the 2001 sale of the Property in Sebring, Florida and by a rent reduction of approximately $16,500 provided to the tenant of the Property in Yelm, Washington. In October 2003, the Partnership entered into a new lease relating to this Property, as described above.

The Partnership also earned $294,892 in contingent rental income during the year ended December 31, 2002, as compared to $233,365 during the same period of 2001. The increase in contingent rental income during 2002, as compared to 2001, was primarily attributable to an increase in the reported gross sales of certain restaurant Properties, the leases of which require the payment of contingent rental income.

During the years ended December 31, 2002 and 2001, the Partnership recognized income of $431,078 and a loss of $268,093, respectively, attributable to net operating results of unconsolidated joint ventures. These results were lower during the year ended December 31, 2001, because PRG, the tenant of the Property in Corpus Christi,

Texas, filed for Chapter 11 bankruptcy protection in October 2001, as described above. As a result, the Partnership and an affiliate of the General Partners, as tenants-in-common, stopped recording rental revenues relating to this Property. Results were also lower during the year ended December 31, 2001, due to the Partnership incurring Property related expenses such as legal fees, insurance and real estate taxes relating to this Property. The tenancy in common recorded a provision for write-down of assets of approximately $356,700 in 2001. The provision represented the difference between the carrying value of the Property and its estimated fair value. In April 2002, the bankruptcy court assigned the lease relating to this Property to a new tenant, an affiliate of the General Partners. All other lease terms remained unchanged and are substantially the same as the Partnership’s other leases. As a result of the assignment relating to this Property, the tenancy-in-common, collected and recognized as revenue from the new tenant $309,700 in past due rents.

In addition, the increase in net income earned by unconsolidated joint ventures during 2002 was partially due to the Partnership reinvesting the net sales proceeds from the sale of two wholly owned Properties, in two Properties, one in Universal City and the other in Schertz, Texas. Each Property is held as a separate tenancy-in-common arrangement with CNL Income Fund VI, Ltd.

The increase in net income earned by unconsolidated joint ventures during 2002, as compared to 2001, was partially offset by the fact that in October 2001, the Partnership and CNL Income Fund VI, Ltd., as tenants-in-common, sold the Property in Round Rock, Texas. The tenancy in common recognized a gain on sale of assets of approximately $123,900 during 2001. The Partnership owned a 23% interest in this Property.

The Partnership and its consolidated joint ventures earned $16,980 in interest and other income during the year ended December 31, 2002, as compared to $59,419 during the same period of 2002. Interest income decreased during 2002 due to the 2002 redemption of certificates of deposit held by the Partnership.

Operating expenses, including depreciation and provision for write-down of assets, were $876,231 during the year ended December 31, 2002, as compared to $1,369,862 during the same period of 2001. Operating expenses were higher during the year ended December 31, 2001, because the Partnership recorded a provision for write-down of assets of approximately $363,500 relating to the Property in Avon, Colorado, as described above. During the year ended December 31, 2001, the Partnership also recorded a provision for write-down of assets of approximately $43,900 relating to the Property located in Sebring, Florida. The provisions represented the difference between the carrying value of each Property and its estimated fair value. Operating expenses were also higher during 2001 because the Partnership incurred provisions for doubtful accounts and property related expenses, such as real estate taxes, insurance and legal fees relating to the Property in Avon, Colorado. The bankruptcy court assigned the lease relating to this Property in May 2002, as described above, and the Partnership sold the Property in Sebring, Florida in November 2001.

Operating expenses were also lower in 2002 because the Partnership incurred less administrative expenses for servicing the Partnership and its Properties. The decrease in operating expenses during the year ended December 31, 2002, as compared to the same period in 2001, was partially offset by the fact that during the year ended December 31, 2002, the Partnership elected to reimburse the tenant of the Properties in Oklahoma City, Oklahoma and McAllen, Texas for certain renovation costs.

During the year ended December 31, 2002, the Partnership identified and sold two Properties that were classified as Discontinued Operations in the accompanying financial statements. During 2003, the Partnership identified for sale four additional Properties that were classified as Discontinued Operations in the accompanying financial statements. In March 2003, the Partnership sold the Property in Abilene, Texas, as described above. The Partnership reclassified the assets relating to the Properties in Lynchburg, Virginia; Cullman, Alabama; and Huntersville, North Carolina to real estate held for sale. The reclassified assets were recorded at the lower of their carrying amount or fair value, less cost to sell. The Partnership recognized net rental income (rental revenues less Property related expenses and provision for write-down of assets) of $624,406 and $110,158 during the years ended December 31, 2002 and 2001, respectively, relating to these Properties. Rental revenues during 2002 included approximately $158,000 of past due rents relating to the Property in Abilene, Texas, as described above. During 2001, the Partnership recorded a provision for write-down of assets of approximately $247,000 relating to the Property in Abilene, Texas. The provision represented the difference between the net carrying value of the Property and its estimated fair value. In June 2002, the Partnership sold the Properties in Columbus, Ohio and East Detroit, Michigan to the tenant resulting in a gain on disposal of discontinued operations of approximately $442,100. In 2004, the Partnership sold the Properties in Lynchburg, Virginia; Cullman, Alabama; and Huntersville, North Carolina.

The Partnership recognized income from discontinued operations (rental revenues less property related expenses) of $71,055 and $72,257 during the years ended December 31, 2002 and 2001, respectively, relating to one property, in Dothan, Alabama, that was identified for sale during the nine months ended September 30, 2004. The financial results for this property are reflected as discontinued operations in the accompanying financial statements.

In addition, during the year ended December 31, 2002, Ashland Joint Venture, in which the Partnership owns a 62.16% interest and accounts for under the consolidation method, identified and sold the Property in Ashland, New Hampshire, resulting in a gain on disposal of discontinued operations of approximately $500,900. The Partnership recognized income from discontinued operations (rental revenues less property related expenses) of $35,560 and $126,199 during the years ended December 31, 2002 and 2001, respectively, relating to this Property. The financial results of this Property were classified as Discontinued Operations in the accompanying financial statements.

In connection with the sale of the Property in Sebring, Florida, the Partnership recognized a gain on sale of assets of approximately $8,600 during 2001. Because this Property was identified for sale prior to the January 2002 implementation of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the results of operations relating to this Property were included as Income from Continuing Operations in the accompanying financial statements.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, are generally triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on results of operations of the Partnership. Continued inflation may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, Ashland Joint Venture and Des Moines Real Estate Joint Venture, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interests, and revenues and expenses, of the entities being reported on a gross basis in our financial statements; however, these restatements had no effect on partners’ capital or net income.

In May 2003, the FASB issued FASB Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150”). FAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FAS 150 will require issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. One requirement of FAS 150 is that minority interests for majority owned finite lived entities be classified as a liability and recorded at fair market value. FAS 150 initially applied immediately to all financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. Effective October 29, 2003, the FASB deferred implementation of FAS 150 as it applies to minority interests of finite lived Partnerships. The deferral of these provisions is expected to remain in effect while these interests are addressed in either Phase II of the FASB’s Liabilities and Equity project or Phase II of the FASB’s Business Combinations project; therefore, no specific timing for the implementation of these provisions has been stated. The implementation of the currently effective aspects of FAS 150 did not have an impact on the Partnership’s results of operations. The implementation of the provisions of FAS 150 that have been deferred is not expected to have a material impact on the Partnership’s results of operations.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund XI, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund XI, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” and effective January 1, 2001 the Partnership adopted the provisions of Financial Accounting Standards Board Interpretation No. 46R “Consolidation of Variable Interest Entities.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 1 and Note 5 as to which the date is December 2, 2004

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$20,728,251	$20,523,743
Net investment in direct financing leases	4,082,453	4,874,830
Real estate held for sale	2,423,207	3,079,673
Investment in joint ventures	3,885,112	2,857,217
Cash and cash equivalents	1,682,358	1,777,199
Receivables, less allowance for doubtful accounts of $131,618 and $23,196, respectively	164,328	228,276
Due from related parties	—	2,412
Accrued rental income	1,440,261	1,565,703
Other assets	161,335	148,406

	$34,567,305	$35,057,459

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$8,301	$3,271
Real estate taxes payable	25,656	15,632
Distributions payable	875,006	1,075,006
Due to related parties	16,161	20,139
Rents paid in advance and deposits	196,648	173,449

Total liabilities	1,121,772	1,287,497
Minority interests	1,209,913	1,234,767
Commitments (Note 11)
Partners’ capital	32,235,620	32,535,195

	$34,567,305	$35,057,459

See accompanying notes to financial statements.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$2,502,357	$2,452,782	$2,233,329
Earned income from direct financing leases	539,107	626,495	641,048
Contingent rental income	194,576	294,892	233,365
Interest and other income	9,547	16,980	59,419

	3,245,587	3,391,149	3,167,161

Expenses:
General operating and administrative	255,215	278,624	331,105
Property related	54,225	87,295	92,631
Provision for doubtful accounts	—	—	12,765
Management fees to related parties	40,137	44,392	36,076
State and other taxes	52,135	40,145	35,854
Depreciation	451,428	425,775	454,021
Provision for write-down of assets	67,694	—	407,410

	920,834	876,231	1,369,862

Income before gain on sale of assets, minority interests, and equity in earnings (loss) of unconsolidated joint ventures	2,324,753	2,514,918	1,797,299
Gain on sale of assets	—	—	8,604
Minority interests	(112,412)	(102,948)	(84,049)
Equity in earnings (loss) of unconsolidated joint ventures	307,421	431,078	(268,093)

Income from continuing operations	2,519,762	2,843,048	1,453,761

Discontinued operations
Income from discontinued operations	302,726	731,021	308,614
Gain on disposal of discontinued operations	377,961	943,057	—
Minority interest	—	(203,000)	(35,059)

	680,687	1,471,078	273,555

Net income	$3,200,449	$4,314,126	$1,727,316

Income per limited partner unit
Continuing operations	$0.63	$0.71	$0.36
Discontinued operations	0.17	0.37	0.07

	$0.80	$1.08	$0.43

Weighted average number of limited partner units outstanding	4,000,000	4,000,000	4,000,000

See accompanying notes to financial statements.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002, and 2001

	General Partners		Limited Partners
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs	Total
Balance, December 31, 2000	$1,000	$241,465	$40,000,000	$(29,215,182)	$27,456,518	$(4,790,000)	$33,693,801
Distributions to limited partners ($0.88 per limited partner unit)	—	—	—	(3,500,024)	—	—	(3,500,024)
Net income	—	—	—	—	1,727,316	—	1,727,316

Balance, December 31, 2001	1,000	241,465	40,000,000	(32,715,206)	29,183,834	(4,790,000)	31,921,093
Distributions to limited partners ($0.93 per limited partner unit)	—	—	—	(3,700,024)	—	—	(3,700,024)
Net income	—	—	—	—	4,314,126	—	4,314,126

Balance, December 31, 2002	1,000	241,465	40,000,000	(36,415,230)	33,497,960	(4,790,000)	32,535,195
Distributions to limited partners ($0.88 per limited partner unit)	—	—	—	(3,500,024)	—	—	(3,500,024)
Net income	—	—	—	—	3,200,449	—	3,200,449

Balance, December 31, 2003	$1,000	$241,465	$40,000,000	$(39,915,254)	$36,698,409	$(4,790,000)	$32,235,620

See accompanying notes to financial statements.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash flows from operating activities
Net income	$3,200,449	$4,314,126	$1,727,316

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	451,428	447,951	483,094
Amortization of investment in direct financing leases	189,435	172,789	1,629
Minority interests	112,412	305,948	119,108
Equity in earnings of unconsolidated joint ventures, net of distributions	19,773	15,133	298,337
Gain on sale of assets	(377,961)	(943,058)	(8,604)
Provision for write-down of assets	108,848	—	654,393
Provision for doubtful accounts	—	—	34,443
Decrease (increase) in receivables	63,948	(71,580)	12,284
Decrease in due from related party	2,412	1,749	3,471
Decrease (increase) in accrued rental income	66,171	(79,324)	(94,007)
Decrease (increase) in other assets	(12,931)	(3,609)	110,819
Increase (decrease) in accounts payable and accrued expenses and real estate taxes payable	15,054	(44,435)	16,859
Increase (decrease) in due to related parties	(3,980)	3,440	(5,801)
Increase (decrease) in rents paid in advance and deposits	23,199	107,236	(14,400)

Total adjustments	657,808	(87,760)	1,611,625

Net cash provided by operating activities	3,858,257	4,226,366	3,338,941

Cash Flows from Investing Activities:
Additions to real estate properties	—	(1,342,978)	(1,376,792)
Proceeds from sale of assets	931,858	3,207,279	1,029,000
Investment in joint ventures	(1,047,667)	(1,839,798)	—
Liquidating distribution from joint venture	—	—	345,376
Investment in certificates of deposit	—	—	(211,587)
Redemption of certificates of deposit	—	211,587	500,000

Net cash provided by (used in) investing activities	(115,809)	236,090	285,997

Cash Flows from Financing Activities:
Distributions to limited partners	(3,700,024)	(3,500,024)	(3,500,024)
Distributions to holders of minority interest	(137,265)	(180,321)	(138,818)

Net cash used in financing activities	(3,837,289)	(3,680,345)	(3,638,842)

Net increase (decrease) in cash and cash equivalents	(94,841)	782,111	(13,904)
Cash and cash equivalents at beginning of year	1,777,199	995,088	1,008,992

Cash and cash equivalents at end of year	$1,682,358	$1,777,199	$995,088

See accompanying notes to financial statements.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS - CONTINUED

	Years Ended December 31,
	2003	2002	2001
Supplemental Schedule of Non-Cash Investing and Financing Activities:
Distributions declared and unpaid at December 31	$875,006	$1,075,006	$875,006

Addition to real estate properties	$—	$32,553	$—

See accompanying notes to financial statements.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies:

Organization and Nature of Business - CNL Income Fund XI, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food and family-style restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting - The Partnership records the real estate property acquisitions at cost. These properties are leased to third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2003, 2002 and 2001, tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $397,700, $428,800 and $400,900, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The Partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using either the operating or the direct financing methods.

Operating method – Real estate property leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method - Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Partnership’s net investment in the leases. For the leases classified as direct financing leases, the building portions of the property leases are accounted for as direct financing leases while the land portions of the majority of these leases are operating leases.

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

Substantially all leases are for 14 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to five successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, the assets are adjusted to the estimated fair value.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is recorded to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures - The Partnership accounts for its 85% interest in Denver Joint Venture, its 77.33% interest in CNL/Airport Joint Venture, its 62.16% interest in Ashland Joint Venture, and its 76.60% interest in Des Moines Real Estate Joint Venture using the consolidation method. Minority interests represent the minority joint venture partners’ proportionate share of equity in the Partnership’s consolidated joint ventures. All significant intercompany accounts and transactions have been eliminated.

The Partnership’s investments in Portsmouth Joint Venture and the properties in Corpus Christi, Universal City and Schertz, Texas, Dalton, Georgia and Hoover, Alabama, each held as tenants-in-common, are accounted for using the equity method.

Cash and Cash Equivalents - The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks, money market funds and certificates of deposit with less than a 90-day maturity date. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks, money market funds and certificates of deposit with less than a 90-day maturity date may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Income Taxes - Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property.

Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

Rents Paid in Advance - Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned.

Use of Estimates - The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

The more significant use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification - Certain items in the prior years’ financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on partner’s capital, net income, or cash flows.

Statement of Financial Accounting Standards No. 144 – Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its estimated fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 - In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership has restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interests, and revenues and expenses, of the entities being reported on a gross basis in the Partnership’s financial statements; however, these restatements had no effect on partners’ capital or net income.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Statement of Financial Accounting Standards No. 150 - In May 2003, the FASB issued FASB Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150”). FAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FAS 150 will require issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. One requirement of FAS 150 is that minority interests for majority owned finite lived entities be classified as a liability and recorded at fair market value. FAS 150 initially applied immediately to all financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. Effective October 29, 2003, the FASB deferred implementation of FAS 150 as it applies to minority interests of finite lived Partnerships. The deferral of these provisions is expected to remain in effect while these interests are addressed in either Phase II of the FASB’s Liabilities and Equity project or Phase II of the FASB’s Business Combinations project; therefore, no specific timing for the implementation of these provisions has been stated. The implementation of the currently effective aspects of FAS 150 did not have an impact on the Partnership’s results of operations. The implementation of the provisions of FAS 150 that have been deferred is not expected to have a material impact on the Partnership’s results of operations.

2.	Real Estate Properties with Operating Leases

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$11,616,223	$11,616,223
Buildings	13,603,711	12,947,776

	25,219,934	24,563,999
Less accumulated depreciation	(4,491,683)	(4,040,256)

	$20,728,251	$20,523,743

In June 2002, Ashland Joint Venture, in which the Partnership owns a 62.16% interest and accounts for under the consolidation method, reinvested the majority of the net sales proceeds received from the sale of its property in Ashland, New Hampshire in a property in San Antonio, Texas. The joint venture acquired the Property from CNL Funding 2001-A, LP, an affiliate of the general partners, at an approximate cost of $1,343,000.

In August 2002, the Partnership received a parcel of land adjacent to its Property in Roswell, New Mexico from the tenant of the Partnership’s property as payment for approximately $32,500 of rental revenues owed. The parcel of land is developed as a parking lot which is contiguous to the parking lot of the Partnership’s Property. The Partnership accounted for this transaction as a non-monetary exchange of assets at their fair value. No gain or loss was recognized on this transaction.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

2.	Real Estate Properties with Operating Leases – Continued

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	$2,691,112
2005	2,700,927
2006	2,518,271
2007	2,115,206
2008	2,039,980
Thereafter	7,925,769

Total (1)	$19,991,265

(1)	Excludes two properties that were sold in 2004

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$6,290,088	$8,229,672
Estimated residual values	1,462,721	1,691,985
Less unearned income	(3,670,356)	(5,046,827)

Net investment in direct financing leases	$4,082,453	$4,874,830

During 2003, the Partnership recorded a provision for write-down of assets of approximately $67,700 relating to the property in Yelm, Washington. The provision represented the difference between the net carrying value of the property and its estimated fair value. The tenant of this property experienced financial difficulties, and in March 2003, the Partnership executed a termination of the tenant’s lease rights, and the tenant surrendered the premises. As a result, the Partnership reclassified this property, the building portion of which had been classified as a direct financing lease, to real estate properties with operating leases. No loss on the reclassification was recorded.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Net Investment in Direct Financing Leases – Continued

The following is a schedule of future minimum lease payments to be received on the direct financing leases at December 31, 2003:

2004	$713,002
2005	713,002
2006	713,002
2007	724,128
2008	741,986
Thereafter	2,684,968

Total (1)	$6,290,088

(1)	Excludes three properties that were sold in 2004

4.	Investment in Joint Ventures

The Partnership has a 42.8% interest in the profits and losses of Portsmouth Joint Venture. The remaining interest in this joint venture is held by an affiliate of the Partnership which has the same general partners. In addition, the Partnership owns a 72.58% interest in a property in Corpus Christi, Texas, as tenants-in-common with an affiliate of the general partners.

In June 2002, the Partnership invested in two properties in Universal City and Schertz, Texas, as two separate tenants-in-common arrangements with CNL Income Fund VI, Ltd., a Florida limited partnership and affiliate of the general partners. The Partnership acquired both properties from CNL Funding 2001-A, LP, an affiliate of the general partners. The Partnership and CNL Income Fund VI, Ltd. entered into agreements whereby each co-tenant will share in the profits and losses of each property in proportion to its applicable percentage interest. The Partnership contributed approximately $897,200 and $942,500 for an 85.8% and a 90.5% interest, respectively, in these properties.

In November 2003, the Partnership and CNL Income Fund VI, Ltd, CNL Income Fund XV, Ltd., and CNL Income Fund XVI, Ltd., as tenants-in-common, invested in a property in Dalton, Georgia. The Partnership contributed $722,000 for a 38% interest in the property. In December 2003, the Partnership and CNL Income Fund XVI, Ltd., as tenants-in-common, invested in a property in Hoover, Alabama. The Partnership contributed approximately $325,700 to pay for construction costs and owns a 26% interest in the property. The Partnership and affiliates entered into agreements whereby each co-venturer will share in the profits and losses of the respective property in proportion to its applicable percentage interest. Each of the CNL Income Funds is an affiliate of the general partners.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures – Continued

Portsmouth Joint Venture and the Partnership and affiliates, as tenants-in-common in five separate tenancy in common arrangements, each own one property. The following presents the combined condensed financial information for the unconsolidated joint venture and the properties held as tenants-in-common with affiliates at:

	December 31,
	2003	2002
Real estate properties with operating leases, net	$6,308,670	$3,376,356
Net investment in direct financing lease	303,930	308,883
Cash	38,820	5,494
Receivables	153,552	—
Accrued rental income	82,519	49,302
Other assets	—	97
Liabilities	3,647	80
Partners’ capital	6,883,844	3,740,052

	Year ended December 31,
	2003	2002	2001
Revenues	$491,268	$599,229	$212,401
Other income	—	58,419	—
Expenses	(71,309)	(56,971)	(173,104)
Provision for write-down of assets	—	—	(356,719)
Gain on disposal of assets	—	—	123,893

Net income (loss)	$419,959	$600,677	$(193,529)

The Partnership recognized income totaling $307,421 and $431,078 for the years ended December 31, 2003 and 2002, respectively, and a loss of $268,093 for the year ended December 31, 2001, from these joint ventures and the properties held as tenants-in-common with affiliates of the general partners.

5.	Discontinued Operations

During 2002, the Partnership identified and sold its Burger King properties in Columbus, Ohio and East Detroit, Michigan to the tenant and received net sales proceeds of approximately $1,734,400, resulting in a total gain on disposal of discontinued operations of approximately $442,100. During 2003, the Partnership identified for sale four additional properties. These six properties were classified as Discontinued Operations in the accompanying financial statements. In March 2003, the Partnership sold the property in Abilene, Texas, to the tenant and received approximately $931,900 in net sales proceeds, resulting in a gain on disposal of discontinued operations of approximately $378,000. The Partnership reclassified the assets relating to the properties in Lynchburg, Virginia; Cullman, Alabama; and Huntersville, North Carolina to real estate held for sale. The reclassified assets were recorded at the lower of their carrying amount or fair value, less cost to sell, which resulted in the Partnership recording a provision for write-down of assets of approximately $41,200 relating to the property in Lynchburg, Virginia. The provision represented the difference between the net carrying value of the property and its estimated fair value.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

5.	Discontinued Operations – Continued

In June 2002, Ashland Joint Venture, in which the Partnership owns a 62.16% interest and accounts for under the consolidation method, sold its Burger King property in Ashland, New Hampshire to the tenant and received net sales proceeds of approximately $1,472,900, resulting in a gain of approximately $500,900.

Also, during 2004, the Partnership identified for sale, the Property in Dothan, Alabama. The operating results of the discontinued operations for these properties are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$353,070	$712,874	$637,491
Other income	1,947	42,217	—
Expenses	(11,137)	(24,070)	(81,894)
Provision for write-down of assets	(41,154)	—	(246,983)

Income from discontinued operations	$302,726	$731,021	$308,614

6.	Allocations and Distributions

From inception through December 31, 1999, generally, all net income and net losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99 percent to the limited partners and one percent to the general partners. From inception through December 31, 1999, distributions of net cash flow were made 99 percent to the limited partners and one percent to the general partners. However, the one percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners of an aggregate, ten percent, cumulative, noncompounded annual return on their invested capital contributions (the “Limited Partners’ 10% Return”).

From inception through December 31, 1999, generally, net sales proceeds from the sale of properties not in liquidation of the Partnership, to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their Limited Partners’ 10% Return, plus the return of their adjusted capital contributions. The general partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales proceeds were distributed 95 percent to the limited partners and five percent to the general partners. Any gain from the sale of a property not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds are distributable. Any loss from the sale of a property was, in general, allocated first, on a pro rata basis, to partners with positive balances in their capital accounts; and thereafter, 95 percent to the limited partners and five percent to the general partners.

Generally, net sales proceeds from a liquidating sale of properties, will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to distribute to the partners with positive capital accounts balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95 percent to the limited partners and five percent to the general partners.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Allocations and Distributions – Continued

Effective January 1, 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partners in succeeding years. Accordingly, the general partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002, and 2001.

During the year ended December 31, 2002, the Partnership declared distributions to the Limited Partners of $3,700,024. During each of the years ended December 31, 2003 and 2001, the Partnership declared distributions to the Limited Partners of $3,500,024. During the quarter ended December 31, 2002, the Partnership declared a special distribution to the limited partners of $200,000, which represented cumulative excess operating reserves. This special distribution was effectively a return of a portion of the limited partners’ investment, although in accordance with the partnership agreement, $200,000 was applied toward the limited partners’ 10% Preferred Return. No distributions have been made to the general partners to date.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$3,200,449	$4,314,126	$1,727,316
Effect of timing differences relating to depreciation	(40,517)	(70,576)	(54,872)
Effect of timing differences relating to gains on sales of assets	(119,036)	(438,269)	51,426
Direct financing leases recorded as operating leases for tax reporting purposes	189,435	172,789	138,491
Effect of timing differences relating to equity in earnings of unconsolidated joint ventures	(6,101)	(434,953)	426,509
Accrued rental income	66,171	(84,168)	(123,124)
Rents paid in advance	23,199	107,236	(14,400)
Effect of timing differences relating to allowance for doubtful accounts	108,422	(463,931)	347,670
Provision for write-down of assets	108,848	—	654,393
Effect of timing differences relating to minority interests	(21,657)	1,657	1,899
Other	(406)	—	—

Net income for federal income tax purposes	$3,508,807	$3,103,911	$3,155,308

8.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly known as CNL American Properties Fund, Inc.) served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (the “Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions – Continued

The Advisor provides services pursuant to a management agreement with the partnership. In connection therewith, the Partnership agreed to pay certain Advisor management fees of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross revenues from joint ventures. The Partnership incurred management fees of $40,137, $44,392, and $36,076, for the years ended December 31, 2003, 2002, and 2001, respectively.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The payment of the real estate disposition fee is subordinated to the receipt by the limited partners of their aggregate 10% Preferred Return, plus their adjusted capital contributions. No deferred, subordinated real estate disposition fees have been incurred since inception.

During the years ended December 31, 2003, 2002, and 2001, the Partnership’s affiliates provided accounting and administrative services. The Partnership incurred $145,513, $192,286, and $219,365, for the years ended December 31, 2003, 2002, and 2001, respectively, for such services.

During 2001, Phoenix Restaurant Group, Inc. (“PRG”) filed for bankruptcy and neither rejected, nor affirmed the three leases it had with the Partnership, including a lease held with an affiliate of the general partners, as tenants-in-common. The Partnership owns a 72.58% interest in the tenancy in common. During 2002, the bankruptcy court assigned the leases relating to the properties in Avon, Colorado; and Abilene and Corpus Christi, Texas to CherryDen, LLC; SWAC, LLC; and RAI, LLC, respectively. CherryDen, LLC and RAI, LLC are affiliates of the general partners. All other lease terms remained the same. In connection with the lease for the property in Avon, Colorado, the Partnership recognized rental revenues of approximately $176,000 and $110,900 during the years ended December 31, 2003 and 2002, respectively. The tenancy in common recognized rental revenues of approximately $190,600 and $127,800 relating to the property in Corpus Christi, Texas during the years ended December 31, 2003 and 2002, respectively. The Partnership recognized its pro-rata share of these amounts in equity in earnings of unconsolidated joint ventures in the accompanying financial statements.

In June 2002, the Partnership and CNL Income Fund VI, Ltd. acquired two properties, one in Universal City, Texas and one in Schertz, Texas, each as a separate tenancy in common arrangement, from CNL Funding 2001-A, LP, for a total of approximately $2,087,200. In addition, in June 2002, Ashland Joint Venture acquired a property in San Antonio, Texas, from CNL Funding 2001-A, LP, for approximately $1,343,000. CNL Funding 2001-A, LP, an affiliate of the general partners, had purchased and temporarily held title to the properties in order to facilitate the acquisition of the properties by the Partnership. The purchase price paid by the Partnership and CNL Income Fund VI, Ltd. and the joint venture represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the properties.

The due to related parties at December 31, 2003 and 2002, totaled $16,161 and $20,139, respectively.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Concentration of Credit Risk

The following schedule presents total rental revenues from individual lessees, each representing more than ten percent of total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the unconsolidated joint ventures and the properties held as tenants-in-common with affiliates of the General Partners), for each of the years ended December 31:

	2003	2002	2001
Jack in the Box Inc. and Jack in the Box Eastern Division, L.P.	$795,582	$795,582	$795,577
Golden Corral Corporation	640,722	675,245	600,548
Texas Taco Cabana, LP	458,538	N/A	N/A
Denny’s, Inc and Denny’s Corporation	450,194	N/A	N/A
Burger King Corporation and BK Acquisition, Inc.	N/A	497,207	668,896

In addition, the following schedule presents total rental revenues from individual restaurant chains, each representing more than ten percent of total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the unconsolidated joint ventures and the properties held as tenants-in-common with affiliates of the General Partners), for each of the years ended December 31:

	2003	2002	2001
Jack in the Box	$795,582	$795,582	$795,577
Burger King	663,671	987,316	1,196,600
Golden Corral Buffet and Grill	640,722	675,245	600,548
Denny’s	604,389	907,570	492,804
Taco Cabana	458,538	N/A	N/A

The information denoted by N/A indicates that for each period presented, the tenant or chain did not represent more than ten percent of the Partnership’s total rental revenues.

Although the Partnership’s properties are geographically diverse throughout the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any one of these lessees or restaurant chains will significantly impact the operating results of the Partnership if the Partnership is not able to re-lease the Properties in a timely manner.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002.

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$784,944	$725,667	$779,915	$955,061	$3,245,587
Equity in earnings of unconsolidated joint ventures	75,442	75,443	75,091	81,445	307,421
Income from continuing operations	591,951	498,166	626,031	803,614	2,519,762
Discontinued Operations (1):
Revenues	103,689	81,558	83,981	85,789	355,017
Income from and gain on disposal of discontinued operations	478,165	81,558	36,528	84,436	680,687
Net income	1,070,116	579,724	662,559	888,050	3,200,449
Income per limited partner unit:
Continuing operations	$0.15	$0.12	$0.16	$0.20	$0.63
Discontinued operations	0.12	0.02	0.01	0.02	0.17

	$0.27	$0.14	$0.17	$0.22	$0.80

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data – Continued

2002 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$767,575	$781,572	$861,519	$980,483	$3,391,149
Equity in earnings of unconsolidated joint ventures	29,271	250,081	79,633	72,093	431,078
Income from continuing operations	543,319	752,135	720,119	827,475	2,843,048
Discontinued Operations (1):
Revenues	168,962	367,584	109,996	108,549	755,091
Income from and gain on disposal of discontinued operations	146,249	1,107,038	109,443	108,348	1,471,078
Net income	689,568	1,859,173	829,562	935,823	4,314,126
Income per limited partner unit:
Continuing operations	$0.14	$0.18	$0.18	$0.21	$0.71
Discontinued operations	0.03	0.28	0.03	0.03	0.37

	$0.17	$0.46	$0.21	$0.24	$1.08

(1)	Certain items in the quarterly financial data have been reclassified to conform to the 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

11.	Commitments

In October 2003, the Partnership entered into an agreement with a third party to sell the property in Lynchburg, Virginia. In addition, in December 2003, the Partnership entered into an agreement to sell the Property in Cullman, Alabama.

12.	Subsequent Events

In January 2004, the Partnership sold its Property in Lynchburg, Virginia to a third party and received net sales proceeds of approximately $960,000, resulting in a gain on disposal of discontinued operations of approximately $3,800.

In February 2004, the Partnership sold its Property in Cullman, Alabama to a third party and received net sales proceeds of approximately $1,045,600, resulting in a gain on disposal of discontinued operations of approximately $349,100.

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

12.	Subsequent Events – Continued

In March 2004, the Partnership sold its Property in Huntersville, North Carolina to a third party and received net sales proceeds of approximately $1,035,600, resulting in a gain on disposal of discontinued operations of approximately $266,400.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

2.	Financial Statement Schedules

Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

Notes to Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

				Costs Capitalized Subsequent To Acquisition									Life on Which Depreciation in Latest Income Statement is Computed
						Net Cost Basis at Which Carried at Close of Period (c)
		Initial Cost									Date of Con- struction	Date Acquired
	Encum- brances	Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land	Buildings and Improvements		Total	Accumulated Depreciation

Properties the Partnership has Invested in Under Operating Leases:
Burger King Restaurants:
Amesbury, Massachusetts	—	$359,458	$791,913	—	—	$359,458	$791,913		$1,151,371	$303,823	1982	06/92	(b	)
Bloomfield, Connecticut	—	266,685	555,656	—	—	266,685	555,656		822,341	213,173	1990	06/92	(b	)
Gonzales, Louisiana	—	362,073	575,454	—	—	362,073	575,454		937,527	220,769	1989	06/92	(b	)
Denver, Colorado	—	438,756	—	—	—	438,756	(f	)	438,756	—	1992	06/92	(d	)
Dayton, Ohio	—	472,964	441,860	—	—	472,964	441,860		914,824	165,804	1987	09/92	(b	)
Lawrence, Kansas	—	321,505	411,353	—	—	321,505	411,353		732,858	154,365	1982	09/92	(b	)
Roswell, New Mexico (j)	—	205,379	461,219	—	—	237,932	461,219		699,151	173,071	1986	09/92	(b	)
Danbury, Connecticut (h)	—	220,496	498,434	—	—	220,496	498,434		718,930	110,231	1983	09/98	(b	)
Yelm, Washington (k)	—	337,806	655,935	—	—	337,806	655,935		993,741	16,656	1997	01/99	(k	)
Casa Del Rio Restaurant:
Wadsworth, Ohio	—	187,368	—	—	—	187,368	(f	)	187,368	—	1992	09/92	(d	)
Denny’s Restaurants:
Orlando, Florida	—	627,065	—	—	—	627,065	(f	)	627,065	—	1992	06/92	(d	)
Avon, Colorado (l)	—	755,815	—	569,297	—	587,825	479,369		1,067,194	197,555	1993	09/92	(b	)
Ocean Springs, Mississippi	—	303,267	—	—	—	303,267	(f	)	303,267	—	1992	09/92	(d	)
Golden Corral Buffet and Grill Restaurants:
McAllen, Texas	—	649,484	947,085	—	—	649,484	947,085		1,596,569	364,306	1992	06/92	(b	)
Midwest City, Oklahoma	—	506,420	975,640	—	—	506,420	975,640		1,482,060	375,286	1992	06/92	(b	)
Oklahoma City, Oklahoma	—	650,655	975,170	—	—	650,655	975,170		1,625,825	377,869	1992	05/92	(b	)
Hardee’s Restaurants:
Dothan, Alabama	—	275,791	—	—	—	275,791	(f	)	275,791	—	1992	09/92	(d	)
North Augusta, South Carolina	—	201,056	—	—	—	201,056	(f	)	201,056	—	1992	09/92	(d	)
Jack in the Box Restaurants:
Houston, Texas	—	475,618	447,374	—	—	475,618	447,374		922,992	168,045	1992	09/92	(b	)
Houston, Texas	—	350,115	607,530	—	—	350,115	607,530		957,645	228,203	1992	09/92	(b	)
Houston, Texas	—	362,591	582,149	—	—	362,591	582,149		944,740	218,664	1992	09/92	(b	)
Kingswood, Texas	—	373,894	544,539	—	—	373,894	544,539		918,433	204,543	1992	09/92	(b	)
Rockwall, Texas	—	348,497	652,932	—	—	348,497	652,932		1,001,429	245,255	1992	09/92	(b	)
Antelope, California	—	500,623	524,823	—	—	500,623	524,823		1,025,446	197,134	1992	09/92	(b	)
Show Low, Arizona	—	185,602	503,343	—	—	185,602	503,343		688,945	189,062	1992	09/92	(b	)
Des Moines, Washington	—	322,726	791,658	—	—	322,726	791,658		1,114,384	295,836	1992	10/92	(b	)

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

				Costs Capitalized Subsequent To Acquisition												Life on Which Depreciation in Latest Income Statement is Computed
						Net Cost Basis at Which Carried at Close of Period (c)
		Initial Cost												Date of Con- struction	Date Acquired
	Encum- brances	Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land		Buildings and Improvements		Total		Accumulated Depreciation

KFC Restaurant:
Deming, New Mexico	—	150,455	—	—	—	150,455		(f	)	150,455		—		1993	09/92	(d	)
Taco Cabana Restaurant:
San Antonio, Texas (m)		695,797	647,182	—	—	695,797		647,182		1,342,979		34,160		1994	06/02	(b	)
Houston, Texas (i)	—	843,699	533,093	—	—	843,699		533,093		1,376,792		37,873		1998	12/01	(b	)

		$11,751,660	$13,124,342	$569,297	—	$11,616,223		$13,603,711		$25,219,934		$4,491,683

Properties the Partnership has
Invested in Under Direct
Financing Leases:
Burger King Restaurant:
Denver, Colorado	—	—	—	$403,692	—	—		(f	)	(f	)	(d	)	1992	06/92	(d	)
Casa Del Rio Restaurant:
Wadsworth, Ohio	—	—	264,861	—	—	—		(f	)	(f	)	(d	)	1992	09/92	(d	)
Denny’s Restaurants:
Orlando, Florida	—	—	—	696,187	—	—		(f	)	(f	)	(d	)	1992	06/92	(d	)
Kent, Ohio	—	101,488	421,645	—	—	(f	)	(f	)	(f	)	(e	)	1987	07/92	(e	)
Ocean Springs, Mississippi	—	—	324,225	—	—	—		(f	)	(f	)	(d	)	1992	09/92	(d	)
Hardee’s Restaurants:
Dothan, Alabama	—	—	407,368	—	—	—		(f	)	(f	)	(d	)	1992	09/92	(d	)
North Augusta, South Carolina	—	—	457,712	—	—	—		(f	)	(f	)	(d	)	1992	09/92	(d	)
Old Fort, North Carolina	—	100,413	457,747	—	—	(f	)	(f	)	(f	)	(e	)	1992	09/92	(e	)
KFC Restaurant:
Deming, New Mexico	—	—	—	389,032	—	—		(f	)	(f	)	(d	)	1993	09/92	(d	)
Other:
Laurens, South Carolina (g)	—	170,905	537,361	—	—	(f	)	(f	)	(f	)	(e	)	1992	09/92	(e	)

		$372,806	$2,870,919	$1,488,911	—	—

CNL INCOME FUND XI, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

(a)	Transactions in real estate and accumulated depreciation are summarized below. The balances in 2003, 2002, and 2001 have been adjusted to reflect the reclassification of properties accounted for as discontinued operations.

	Cost	Accumulated Depreciation
Properties the Partnership has Invested in Under Operating Leases:
Balance, December 31, 2000	$23,205,442	$3,414,368
Acquisition	1,376,791	—
Disposition	(1,135,848)	(220,663)
Provision for write-down of assets (l)	(257,918)	—
Depreciation expense	—	420,784

Balance, December 31, 2001	23,188,467	3,614,489
Acquisitions (j) (m)	1,375,532	—
Depreciation	—	425,767

Balance, December 31, 2002	24,563,999	4,040,256
Transfer from direct financing lease (k)	655,935	—
Depreciation expense	—	451,427

Balance, December 31, 2003	$25,219,934	$4,491,683

(b)	Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(c)	As of December 31, 2003, the aggregate cost of the Partnership’s wholly owned Properties and the Properties owned by its consolidated joint ventures was $33,585,967 for federal income tax purposes. All of the leases are treated as operating leases for federal income tax purposes.

(d)	The portion of the lease relating to the building has been recorded as a direct financing lease. The cost of the building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(e)	The lease for the land and building has been recorded as a direct financing lease. The cost of the land and building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(f)	Certain components of the lease relating to land and building have been recorded as a direct financing lease. Accordingly, costs relating to these components of this lease are not shown.

(g)	The restaurant on this Property was converted from a Denny’s restaurant to a Hardee’s restaurant during 1994. During 1999, the lease was assigned to a new tenant and the Property was renovated to a Gooney Birds Sports Grill and Bar.

(h)	This Property was exchanged for a Burger King Property previously owned and located in Columbus, Ohio during 1998.

(i)	During the year ended December 31, 2001, the Partnership purchased a real estate Property from 2002-A, LP, an affiliate of the General Partners, for an aggregate cost of approximately $1,376,800.

(j)	In August 2002, the Partnership received a parcel of land adjacent to its Property in Roswell, New Mexico for payment of approximately $32,500 of past due rents. The parcel of land is developed as a parking lot which is contiguous to the parking lot of the Partnership’s Property.

(k)	During 2003, the lease for the Property in Yelm, Washington was terminated and the Partnership subsequently entered into a new lease with a new tenant, resulting in the reclassification of the assets to real estate properties with operating leases. The assets were recorded at their net carrying value and the building is being depreciated over its estimated remaining life of approximately 26 years.

(l)	For financial reporting purposes, the undepreciated cost of the Property in Avon, Colorado was written down to its estimated fair value due to an impairment in value. The Partnership recognized the impairment by recording a provision for write-down of assets of approximately $257,900 at December 31, 2001. The impairment represented the difference between the Property’s net carrying value and its estimated fair value.

(m)	During the year ended December 31, 2002, Ashland Joint Venture purchased a real estate property from CNL Funding 2001-A, LP, an affiliate of the General Partners, for an aggregate cost of approximately $1,343,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND XI, LTD.

By:	CNL REALTY CORPORATION
General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE
President and Chief Executive Officer